As filed with the Securities and Exchange Commission on March __, 1999
___________________________________________     Registration No.      _______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              _____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                             WASHINGTON HOMES, INC.
             (Exact name of registrant as specified in its charter)

     Maryland                                               52-0818872
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              1802 Brightseat Road
                          Landover, Maryland 20785-4235
                                 (301) 772-8900

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           __________________________

                   WASHINGTON HOMES EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
                           __________________________

                            GEATON A. DECESARIS, JR.
                      President and Chief Executive Officer
                             WASHINGTON HOMES, INC.
                              1802 Brightseat Road
                         Landover, Maryland  20785-4235
                                 (301) 772-8900

 (Name, address, including zip code, and telephone number, including area code, of agent of service)
                         CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
 Title of Shares    Number of     Maximum        Maximum       Amount of
 To be Registered   Shares to     Offering      Aggregate    Registration
                        be       Price Per      Offering        Fee **
                    Registered    Share *        Price *
Common Stock
($.01 par value)   1,000,000**  $ 6.03        $ 2,183,500   $ 607.00
*Estimated solely for the purpose of calculating the registration fee. Based upon the exercise price of outstanding options and for the balance upon the average of the high and low prices of the Common Stock on March 26, 1999, as reported on the New York Stock Exchange Composite Tape in accordance with Rule 457(h)(l).

**500,000 were covered by Registration Statement No. 33-64144, which is incorporated herein by reference, consequently the Registration fee is calculated on the basis of 500,000 shares added by this filing in accordance with General Instruction E of Form S-8.



     On June 9, 1993 the registrant filed a registration statement on Form S-8 under the Securities Act of 1933, as amended (No. 33-64144) the contents of which are incorporated herein by reference.

           This registration statement is being filed to increase the number of shares of Washington Homes, Inc., Common Stock ($.01 par value) registered from 500,000 to 1,000,000 shares.




                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits


Exhibit No.            Description of Exhibit


5       Opinion and consent of Laurence R. Jaffe, General Counsel

10(a) Washington Homes, Inc. Employee Stock Option Plan (Filed as   Exhibit10(f)
          to Registration No. 33-52648)*

10(b)  Amendment  to Employee Stock Option Plan (Filed as Exhibit 10(f)  (1)  to
          Registration No. 33-52648)*

10(c) Amendment Number 2 to Employee Stock Option Plan (Filed as Exhibit 10 (k) to 10-K Report for year ended July 31, 1998)*

23.1   Consent of Deloitte & Touche LLP, independent auditors.

23.2   Consent of Laurence R. Jaffe is contained in Exhibit 5.

24     Powers of Attorney.

*           Incorporated herein by reference.


                                   SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Landover, State of Maryland, on March 29, 1999.

                                       WASHINGTON HOMES, INC.



                                  By: /s/ GEATON A. DECESARIS, JR.
                                          Geaton A. DeCesaris, Jr.
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Name                       Title                            Date

                              President, Director and Chief
                              Executive Officer (Principal
/s/ GEATON A. DECESARIS, JR.       Executive Officer)        March 29, 1999
    Geaton A. DeCesaris, Jr.

                              Senior Vice President and Chief
                              Accounting Officer (Principal
/s/ CLAYTON MILLER              Accounting Officer)          March 29, 1999
    Clayton Miller

                               Senior Vice President and Chief
                               Financial Officer (Principal
/s/ CHRISTOPHER SPENDLEY        Financial Officer)           March 29, 1999
      Christopher Spendley



/s/ GEATON A. DECESARIS, SR.*        Director                March 29, 1999
    Geaton A. DeCesaris, Sr.



/s/ THOMAS CONNELLY*                 Director                March 29, 1999
    Thomas Connelly



/s/ PAUL C. SUKALO*                   Director               March 29, 1999
    Paul C. Sukalo



/s/ RICHARD FRARY*                    Director               March 29, 1999
    Richard Frary



/s/ RICHARD B. TALKIN*                Director               March 29, 1999
    Richard B. Talkin



/s/ RONALD M. SHAPIRO*                Director               March 29, 1999
    Ronald M. Shapiro



/s/ THOMAS  J. PELLERITO*             Director              March 29, 1999
    Thomas J. Pellerito


*By:   /s/ GEATON A. DECESARIS, JR.
           Geaton A. DeCesaris, Jr
           Attorney-in-Fact